Exhibit 99.01

Seneca Biopharma, Inc. Reports Year End 2019 Fiscal Results

GERMANTOWN, Md., March 27, 2020 -- Seneca Biopharma, Inc. (Nasdaq: SNCA), a biopharmaceutical company focused on developing novel treatments for diseases of high unmet medical need, today reported its financial results for the year ended December 31, 2019.

Business Highlights for the Year Ended December 31, 2019

In early 2019, the Company shifted its operating strategy and focus away from the development of our neural stem cell treatments and initiated an out-licensing effort to partner these programs, while seeking to in-license or acquire novel therapeutics that are complementary to our current technologies and could benefit from our development experience.

On July 17, 2019, we effected a 1-for-20 reverse stock split of our common stock;

In July of 2019, we completed an underwritten public offering of our securities resulting in gross proceeds of approximately $7.5 million;

On October 28, 2019, we changed our name from Neuralstem, Inc. to Seneca Biopharma, Inc.

Financial Results for the Year Ended December 31, 2019

Cash Position and Liquidity: At December 31, 2019, cash was approximately $5.1 million as compared to approximately $5.8 million at December 31, 2018. The $0.7 million decrease is due to cash used in operations of approximately $7.3 million partially offset by the proceeds from our July 2019 underwritten offering.

Operating Loss: Operating loss for the year ended December 31, 2019 was $8.6 million compared to a loss of $8.3 million for 2018. The increase in operating loss for the year was primarily due to the absence of revenue and a small increase in research and development expenses. General and administrative expenses totaled approximately $4.6 million during the two periods.

Net Loss: Net loss for the year ended December 31, 2019 was $8.4 million, or $3.80 per share, compared to a loss of $4.9 million, or $7.80 per share on a post-reverse stock-split basis, for 2018. The change in net loss was primarily attributed to non-cash related changes in the fair value of our liability classified stock purchase warrants.

R&D Expense: Research and development expense for the year ended December 31, 2019 was $4.1 million as compared to $4.0 million for the year ended December 31, 2018. The increase was primarily attributable to an increase in external consulting services engaged in the technical evaluation of our internal programs as well as the evaluation of certain potential assets we considered for acquisition. These costs were partially offset by lower clinical trial expenditures as we wound down clinical activates.

G&A Expense: General and administrative expense were approximately $4.6 million for both 2019 and 2018. As noted above, in early 2019, the Company shifted its operating strategy and initiated an out-licensing effort to partner our neural stem cell treatments while seeking to acquire novel therapeutics with the potential to be complementary to our current technologies and that could benefit from our development experience. Associated with this shift in strategic focus, our G&A expenses in 2019 reflect an enhanced internal management structure including individual consultants in key roles.

Liquidity: In January 2020, the Company entered into an agreement with certain accredited investors from our July 2019 underwritten offering. Under this agreement the exercise price of certain warrants issued in the July offering were reduced from $2.70 to $1.36 to induce the immediate cash exercise of such warrants. The Company received approximately $6.8 million in net proceeds. We believe that the proceeds from the warrant exercise, along with our cash as of December 31, 2019, will be sufficient to fund our planned operations for more than 12 months.

“With the proceeds from the January 2020 transaction, we have the capital to build out our management team and continue our initiative of evaluating new therapeutic products for development as well as seeking partners for our promising neural stem-cell therapeutic NSI-566” commented Dr. Kenneth Carter, Seneca’s Executive Chairman. “On this front, our China-based subsidiary is readying a new facility which will be utilized to complete activities for our China-based stroke trial from which we are expecting top line data by the end of this year. In addition, we recently held a discussion with the US FDA regarding a path forward for our ALS program. We will provide additional information on these programs when certain activities are concluded.”

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Seneca Biopharma, Inc.

Consolidated Balance Sheets

	December 31,
	2019	2018

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,114,917	$5,787,110
Trade and other receivables	21,064	294,057
Current portion of related party receivable, net of discount	–	63,938
Prepaid expenses	510,900	363,288
Total current assets	5,646,881	6,508,393

Property and equipment, net	41,036	90,311
Patents, net	668,936	763,543
Related party receivable, net of discount and current portion	–	298,238
ROU and other assets	227,036	23,965
Total assets	$6,583,889	$7,684,450

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$824,406	$832,564
Accrued bonuses	135,686	–
Short term notes and other current liabilities	264,665	218,602
Total current liabilities	1,224,757	1,051,166

Warrant liabilities, at fair value	84,596	583,734
Lease liability, net of current portion	148,543	–
Total liabilities	1,457,896	1,634,900

Commitments and contingencies (Note 8)

STOCKHOLDERS' EQUITY
Preferred stock, 7,000,000 shares authorized, $0.01 par value; 200,000 and 1,000,000 shares issued and outstanding in 2019 and 2018, respectively	2,000	10,000
Common stock, $0.01 par value; 300 million shares authorized, 3,866,457 and 910,253 shares issued and outstanding in 2019 and 2018, respectively	38,665	9,103
Additional paid-in capital	227,067,058	219,654,753
Accumulated other comprehensive loss	(6,186)	(413)
Accumulated deficit	(221,975,544)	(213,623,893)
Total stockholders' equity	5,125,993	6,049,550
Total liabilities and stockholders' equity	$6,583,889	$7,684,450

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Seneca Biopharma, Inc.

Consolidated Statements of Operations and Comprehensive Loss

	Year Ended December 31,
	2019	2018

Revenues	$15,394	$260,000

Operating expenses:
Research and development costs	4,061,450	3,960,191
General and administrative expenses	4,585,638	4,559,265
Total operating expenses	8,647,088	8,519,456
Operating loss	(8,631,694)	(8,259,456)

Other income (expense):
Interest income	67,731	78,780
Interest expense	(8,920)	(7,698)
Gain from change in fair value of liability classified warrants	499,138	3,269,148
Write-off of related party receivable and other income (expense)	(277,906)	(5,391)
Total other income (expense)	280,043	3,334,839

Net loss	$(8,351,651)	$(4,924,617)

Net loss per common share - basic and diluted	$(3.80)	$(7.54)

Weighted average common shares outstanding - basic and diluted	2,197,434	653,221

Comprehensive loss:
Net loss	$(8,351,651)	$(4,924,617)
Foreign currency translation adjustment	(5,773)	(3,044)
Comprehensive loss	$(8,357,424)	$(4,927,661)

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About Seneca Biopharma, Inc.

Seneca Biopharma, Inc., is a clinical-stage biopharmaceutical company developing novel treatments for diseases of high unmet medical need. The Company is in the process of transforming the organization through the acquisition or in-licensing of new science and technologies, to develop with the goal of providing meaningful therapies for patients.

Cautionary Statement Regarding Forward Looking Information:

This news release contains "forward-looking statements" made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and may often be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "seek" or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause our actual results to differ materially from those expressed in our forward-looking statements include risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Seneca’s periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission (SEC), and in other reports filed with the SEC. We do not assume any obligation to update any forward-looking statements.

Contact:

Hibiscus Bioventures
josh@hibiscusbio.com

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